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                                                                    EXHIBIT 23.2



                             CONSENT OF INDEPENDENT
                                  ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2001, except as to the restatement described in the sixth paragraph of Note 1, as to which the date is May 10, 2001, relating to the financial statements, which appear in Student Advantage, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Portland, Maine
June 20, 2002